PRIVATE LOT A12787(E)



                        DATED THIS 30TH DAY OF JULY 2001



                                     BETWEEN


                         SINGAPORE TECHNOLOGIES PTE LTD


                                                              .. OF THE ONE PART


                                       AND


                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD


                                                            .. OF THE OTHER PART



           **********************************************************


                     AGREEMENT FOR SUB-LICENCE AND SUB-LEASE
                             (PRIVATE LOT A12787(E))


           **********************************************************
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                                     - 1 -


         THIS AGREEMENT is made the 30TH day of JULY 2001 between:-

(1) SINGAPORE TECHNOLOGIES PTE LTD, a company incorporated in Singapore and having its registered office at 51 Cuppage Road #09-01, Singapore 229469 (hereinafter called "ST" which expression shall include its successors-in-title and permitted assigns); and

(2) CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a company incorporated in Singapore and having its registered office at 60 Woodlands Industrial Park D Street 2, Singapore 738406 (hereinafter called "CHARTERED" which expression shall include its successors-in-title and permitted assigns).

         WHEREAS:-

(A) ST has entered into a Building Agreement (hereinafter called "the Building Agreement" which expression shall include all variations thereof and supplements thereto) dated the 30th day of July 2001 with Jurong Town Corporation (hereinafter called "JTC" which expression shall include its successors-in-title and assigns) in respect of the land more particularly described in the First Schedule hereto (hereinafter called "the Property") for the construction of factory buildings and other structures therein and for the installation of equipment fixtures and fittings thereof for the purpose of wafer fabrication and its ancillary activities in accordance with the terms and conditions contained in the Building Agreement.

(B)      Under the terms of the Building Agreement, JTC has agreed to:-

         (a) grant a licence to ST to enter upon the Property for a period of three (3) years commencing from the 1st day of March 2000; and

         (b) lease the Property to ST for a term of thirty (30) years (hereinafter called "the Head Lease") commencing from the 1st day of March 2000 at the rent and in the form containing the reservations, exceptions covenants, conditions and provisions set forth in the First Schedule to the Building Agreement, upon compliance with the conditions set out in Clause 4 of the Building Agreement, on the terms and conditions set out therein.

(C)      With the consent of JTC, ST has agreed:-

         (a) to grant a sub-licence to CHARTERED for a period of three (3) years (less one (1) day) commencing from the Commencement Date; and

         (b) that upon the completion of the Development and subject to compliance with the conditions set out in this Agreement, ST shall grant to CHARTERED a sub-lease of the Property for a term of thirty (30) years less one (1) day commencing from the 1st day of March 2000, on the terms and conditions hereinafter set out.

         NOW IT IS HEREBY AGREED as follows:-

1. In this Agreement, the following expressions shall have the following meanings:-

         "Commencement Date" means the 1st day of March 2000;

         "Development" means the construction on the Property of factory buildings and other structures therein and the installation thereon of equipment fixtures and fittings thereof for the purpose of wafer fabrication plant operations in accordance with the terms and conditions contained in the
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                                     - 2 -


         Building Agreement;

         "Private Lot A12787" means all that piece of land known as Private Lot A12787 forming part of the Government Survey Lots 937 and 1949 and part of Marsiling Road (old), Mukim No. 13, Sembawang and situated in the Republic of Singapore as shown on the plan annexed to the building agreement relating thereto made between JTC and ST and estimated to contain an area of 52,525 square metres more or less subject to survey.

         "Private Lot A12787(a)" means all that piece of land known as Private Lot A12787(a) forming part of the Government Survey Lot 3065V, Mukim No. 13, Sembawang and situated in the Republic of Singapore as shown on the plan annexed to the building agreement relating thereto made between JTC and ST and estimated to contain an area of 29,824 square metres more or less subject to survey.

         "Private Lot A12878(b)" means all that piece of land known as Private Lot A12787(b) forming part of the Government Survey Lot 3065V, Mukim No. 13, Sembawang and situated in the Republic of Singapore as shown on the plan annexed to the building agreement relating thereto made between JTC and ST and estimated to contain an area of 7,015 square metres more or less subject to survey.

         "Private Lot A12878(d)" means all that piece of land known as Private Lot A12787(d) forming part of the Government Survey Lots 230L and 1179P, Mukim No. 13, Sembawang and situated in the Republic of Singapore as shown on the plan annexed to the building agreement relating thereto made between JTC and ST and estimated to contain an area of 47,640 square metres more or less subject to survey.

         "Private Lot A12878(e)" means all that piece of land known as Private Lot A12787(e) forming part of the Government Survey Lot 3696K, Mukim No. 13, Sembawang and situated in the Republic of Singapore as shown on the plan annexed to the building agreement relating thereto made between JTC and ST and estimated to contain an area of 42,165 square metres more or less subject to survey.

         "Sub-Licence Period" means the period of three (3) years less one (1) day commencing from and including the Commencement Date.

2. For the Sub-Licence Period or for such further period as may be extended by ST, CHARTERED shall have the licence and authority to enter upon the Property for the carrying-out of the works relating to the Development in accordance with the stipulations hereinafter contained and as contained in the Building Agreement and for no other purpose.

3. CHARTERED hereby agrees to perform and observe the following stipulations:-

         (i) To hold the Property until the same shall be comprised in a sub-lease to be granted as hereinafter provided as licensee upon the same terms as the form of the sub-lease set forth in the Second Schedule hereto at the same rent and subject to the same covenants and stipulations so far as applicable as if a sub-lease thereto has been actually granted and so that ST shall have all the remedies by whatsoever means for rent in arrears that are incidental to the relationship of landlord and tenant but so that nothing herein contained shall be construed as creating a legal demise or any greater interest in the licence than a tenancy at will;

         (ii) To pay in advance as from the Commencement Date a licence fee, calculated at the same rate and on the dates specified as for the rent reserved in the sub-lease of the Property in the Second Schedule hereto as if such sub-lease has actually been granted;

         (iii) To pay on JTC's behalf to the Comptroller of Property Tax an amount equivalent to
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                                     - 3 -


                  the sum payable by JTC as property tax in respect of the Property improvements and structures thereon during the Sub-Licence Period or of such extended period (if any) permitted under Clause 4(c) hereof by way of additional licence fee or for the period prior to the issue of the sub-lease to be granted under Clause 7 herein;

         (iv) To pay interest at the rate of 8.5% per annum or such higher rate as may be determined from time to time by ST in respect of any outstanding amount payable by CHARTERED under this Agreement from the date such amount becomes due until payment in full is received by ST.

         (v) To pay to ST all survey fees and other charges including those payable to and claimed by the relevant government planning authorities for the survey of the Property for the purpose of sub-division of the land of which the Property forms part and for the preparation and issue of a Certificate of Title PROVIDED THAT JTC shall have the right to employ its own surveyor to carry out the said survey in which event CHARTERED shall bear all costs incurred.

         (vi)     At the cost and expense of CHARTERED:-

                  (a) to engage a professional engineer to carry out soil investigations to advise on the soil conditions and to design structurally sound buildings proposed to be erected taking into consideration the condition of the Property; and

                  (b) to execute such work as may be required to be done in respect of the state and condition of the Property (especially its ground levels, topography and soil conditions) which state and condition CHARTERED shall be deemed to have full knowledge.

         (vii) Without prejudice to sub-Clause (vi) above to submit within three (3) months from the Commencement Date to ST for its and JTC's approval and then to the relevant government planning and building authorities full and complete plans elevations and specifications of the buildings proposed to be erected on the Property in accordance in every way with the requirements under the Planning Act, Building Control Act, Fire Safety Act, Water Pollution Control and Drainage Act and any other relevant statutory provisions PROVIDED THAT any of the said plans elevations and specifications which have been approved by ST and JTC shall not be amended except with the prior written consents of ST and JTC irrespective of whether written permission for the amendments have been granted by the Urban Redevelopment Authority or any other relevant building authority AND PROVIDED ALSO THAT ST or JTC may give or refuse its approval at its absolute discretion.

         (viii) At its own cost to commence erection on the Property either within six (6) months from the Commencement Date or within one
                  (1) month from the date of approval of the plans by the relevant government building authorities, whichever is the earlier, and in a substantial and workman-like manner with the best materials of their available kinds and in conformity in every respect with the plans, elevations, sections and specifications approved by ST and JTC and the relevant government building authorities to finish the Development so as to be completely fit for immediate occupation and operation within the Sub-Licence Period PROVIDED ALWAYS THAT in the planning, erection, construction and completion of the said buildings to develop an average gross plot ratio on Private Lot A12787, Private Lot A12787(a), Private Lot A12787(b), Private Lot A12787(d), Private Lot A12787(e) and any other land occupied by ST (or its licensees or tenants) within Woodlands Industrial Park D, together of not less than 0.6 but not more than 1.4 and in the event that the aforesaid average gross plot ratio exceeds 1.4 CHARTERED shall be responsible for such proportion of the development charges/differential land premium and other charges payable in consequence thereof AND PROVIDED FURTHER THAT
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                                     - 4 -


                  CHARTERED shall not install or use any electrical installation, machine or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or affects the operation of other equipment, installations, machinery, apparatus or plants of other licensees or tenants.

         (ix) At its own cost to take such steps and execute such works upon the Property as may be necessary for the protection of shores and embankments if any and for the prevention of earth-slip erosion of soil and failure of slopes expeditiously in a workman-like manner and to the satisfaction of ST and JTC and other relevant governmental and statutory authorities.

         (x) If CHARTERED shall fail to complete the Development and to commence operations within the period specified in Clause 3(viii) or within any extended period under Clause 4(c) hereof CHARTERED shall pay to ST a sum calculated at the rate of $200.00 per day as liquidated damages for the period during which the said buildings to be comprised in the Development shall so remain or have remained incomplete Provided that such payment shall not prejudice any other right or remedy ST may have against CHARTERED including its rights of re-entry under Clause 4(b) and 4(d) herein.

         (xi) To remove and replace any materials brought on the Property or used for the Development or any part thereof which ST and/or JTC shall require to be removed as being inferior or unfit and to make good any workmanship which ST and/or JTC shall consider imperfect and if CHARTERED fails to remedy such defects ST and/or JTC may enter upon the Property and remedy such defects at the expense of CHARTERED after expiry of fourteen (14) days' notice being given to CHARTERED to do so.

         (xii) Not to erect or build or permit or suffer to be erected or built any building, structure or installation other than those conforming with the plans elevations sections and specifications approved by ST and JTC and the relevant Government Building Authorities nor to make any alterations in the external elevation of any of the said buildings to be comprised in the Development when erected without the prior consent in writing of ST and JTC.

         (xiii) In the erection and completion of the Development, to do all acts and things required by and to perform the works in conformity in all respects with the provisions of any laws or regulations made thereunder and to pay and keep ST and JTC indemnified against all claims and other payments whatsoever which during the progress of the works may become payable in respect of the said works or of anything done under the authority herein contained and from time to time to discharge and pay all claims, assessments and outgoings now or at any tine hereafter be chargeable against JTC and/or ST under any law or otherwise in regard to the Property, the said buildings or any structures or installations thereon.

         (xiv) Not to do or permit or suffer to be done in or upon the Property or any part thereof anything which in the opinion of ST and/or JTC may be or become a nuisance or annoyance or cause damage or inconvenience to ST and/or to JTC or to the licensees or occupiers of any adjoining or neighbouring premises or whereby any insurance for the time being effected on the Property under sub-Clause (xix) herein may be rendered void or voidable or be in any way affected.

         (xv) Not to sell or dispose of any earth, clay, gravel or sand from the Property or permit or suffer any of the same to be removed except so far as shall be necessary for the execution of the said works PROVIDED nevertheless that CHARTERED may use for the purpose of the said works any of the approved materials if so required.

         (xvi) Not without the prior consent in writing of ST and JTC to remove or permit or suffer to be removed until after completion of the buildings comprised in the Development in accordance with the provisions herein contained any building materials (other than inferior or unfit materials removed for the purpose of being replaced by proper materials) or plant which shall be brought upon the Property for the purpose of the Development.

         (xvii) Not without the prior consent in writing of ST and JTC to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the Property or of the external walls or rails or fences thereof any nameplate, signboard, placard, poster or other advertisement or hoarding.

         (xviii) Not at any time to deposit or make up or manufacture or permit or suffer to be deposited made up or manufactured upon the Property any building or other materials except such as shall be actually required for the buildings to be erected on the Property in accordance with this Agreement and the Building Agreement and as soon as the buildings hereinbefore agreed to be erected shall be completed at its own expense to remove from the road or footpath adjoining the Property or the ground intended to be used for such road or footpath all building and other materials and waste whatsoever.

         (xix) As soon as any of the said buildings comprised in the Development shall have reached a height of five (5) feet above ground level to insure the same to the full value thereof in the joint names of ST, JTC and CHARTERED against loss or damage by fire in some insurance office approved by JTC and ST and shall increase such insurance proportionately as the said buildings approach completion and to keep the same so insured until a sub-lease shall be granted as hereinafter provided and to pay all premiums thereof at least seven (7) days before the expiry date of such insurance policy and to produce to ST or JTC (if so directed by ST) or their respective agents without demand the policy or policies of such insurance and the receipt for each such payment and in the event the said buildings or any part thereof are destroyed or damaged by fire then to forthwith give to ST and JTC written notice of such destruction or damage and to forthwith cause all monies received by virtue of any such insurance to be forthwith laid out in rebuilding and reinstating the buildings to the satisfaction of ST and JTC and to make up any deficiency thereof out of its own monies, but the rebuilding and reinstatement shall in any event commence and be completed within the period specified by ST and JTC PROVIDED ALWAYS THAT if CHARTERED shall at any time fail to keep the Property insured as aforesaid ST or JTC may without being under any obligation to do so do all things necessary to effect or maintain such insurance and any monies expended by either ST or JTC for that purpose shall be repayable by CHARTERED on demand and be recovered forthwith from CHARTERED as a debt PROVIDED FURTHER THAT notwithstanding the covenant contained in this Clause 3(xix), CHARTERED may exercise the option not to rebuild or reinstate the buildings subject to the following conditions:-

                  (a) without prejudice to Clause 4(b), CHARTERED shall give ST three (3) months' and one (1) day's prior notice in writing to prematurely terminate this Agreement; and

                  (b) CHARTERED shall forthwith pay or cause to be paid to ST or if ST so directs to JTC all monies received by virtue of such insurance.

         (xx) Not to assign, create a trust or agency, let, subset or underlet, charge, grant a licence or part with or share its interest under this Agreement, or the possession or occupation of the Property, or any part thereof or otherwise in any way dispose of the Property or any part thereof EXCEPT THAT, subject to ST's and JTC's prior written consent (the consent of ST not to be unreasonably withheld), CHARTERED may mortgage or charge its interest under this Agreement by way of assignment or debenture (as the case may be) to secure the repayment of such sum or sums as CHARTERED may require for the purpose only of erecting or completing the building or other structure to be built on the Property in accordance with the provisions of this Agreement and the Building Agreement PROVIDED THAT CHARTERED shall thereafter continue to be liable for the observance and performance of the several stipulations herein contained until the grant of the sub-lease as hereinafter provided.

         (xxi) Not to permit or suffer any person to occupy reside or make use of any building erected on the Property before a Temporary Occupation Permit or Certificate of Statutory Completion has been issued by the relevant governmental and statutory authorities.

         (xxii) To make reasonable provision against and be responsible for all loss, injury and damage to any person (including loss of life) or Property including that of ST and JTC for which CHARTERED may be held liable arising out of or in connection with the occupation and use of the Property and the structures erected thereon and to indemnify ST and JTC against all proceedings, claims, costs and expenses which ST and/or JTC may incur or for which ST and/or JTC may be held liable as a result of any act, neglect or default of CHARTERED, its servants, contractors, sub-contractors, or agents or their respective servants.

         (xxiii) To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants generated at the Property to the requirements and satisfaction of ST and JTC and other relevant governmental and statutory authorities PROVIDED THAT in the event of any default by CHARTERED under this covenant ST or JTC may carry out such remedial measures as they think necessary and all costs and expenses incurred thereby shall be recoverable forthwith from CHARTERED as a debt.

         (xxiv) Subject always to Clause 3(xx) hereinbefore appearing to give to ST and JTC written notice of every change of name within one month from the date of each change.

         (xxv) To construct an internal drainage system to the satisfaction of ST and JTC to ensure that all surface water collected is discharged into the public drains and will not flow into adjoining properties.

         (xxvi)   (a)      To submit plans for the construction of CHARTERED's
                           temporary crossing, wash bay, silt trap and such like to ST or JTC (if directed by ST) for his approval.

                  (b) To construct and complete the said temporary crossing, wash bay, silt trap and such like as approved by ST and/or JTC within one (1) month of the commencement of erection on the Property in accordance with Clause 3(viii).

                  (c) To maintain the said temporary crossing, wash bay, silt trap and such like in good condition at all times until removal.

                  (d) To construct and complete a permanent culvert within nine (9) months from the date hereof or any extension thereof as may be approved by ST and/or JTC.

                  (e) To remove the said temporary crossing, wash bay, silt trap and such like within one (1) month of the completion of the permanent culvert.
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                                     - 7 -


                  (f) To reinstate, within one (1) month of the completion of the permanent culvert, any damage to roads, roadside kerbs and sidetables, drains, turf, trees, services and the like to the satisfaction of ST, JTC and the relevant governmental and statutory authorities.

                  (g) To reinstate, within one (1) month of the completion of the Development, any damage to roads, roadside kerbs and sidetables, drains, turf, trees, services and the like to the satisfaction of ST, JTC and the relevant governmental and statutory authorities.

                  (h) To construct a permanent road access from the Property to the main road to the satisfaction of the relevant governmental and statutory authorities.

                  (i) Not to place any materials, equipment or any other thing on the roadside kerbs and sidetables and to be responsible for any damage to the roadside kerbs and sidetables.

                  (j) To daily wash and clean up the stretch of road, box culverts, drains and inlet chambers fronting the land free of mud and silt, and clear away all debris, litter and the like at the roadside kerbs and sidetables until completion of the Development.

                  (k) To take measures to prevent the road, box culverts, drains and inlet chambers fronting the Property from being silted or littered with debris, litter and the like.

                  (l) To provide a vehicle wash bay on the Property at all times until completion of the said buildings and works and to ensure that every vehicle which leaves the Property shall have been washed clean of soil and dirt.

                  (m) To ensure that there is no spillage of any earth, soil, grease, construction material or debris on or at any part of the surrounding estate and public roads bordering the estate.

                  (n) To be responsible for all damage to the footpaths, trees, road pavement, roadside kerbs and sidetables, box culverts and drains fronting the Property and to repair all damage immediately to ST and JTC's satisfaction.

                  (o) To confine all construction activities within the boundary of the Property.

                  (p) To erect aesthetically pleasing and safe hoarding approved by ST and JTC along the whole boundary of the Property before commencing any construction activities.

                  (q) To ensure that no unauthorised excavation works are carried out.

                  (r) To engage a Qualified Person to certify in writing to ST and JTC within one month after the completion of the said buildings and works in the Development that all the reinstatement and construction works required under Clause 3(xxvi) and consequent excavation works have been carried out and completed satisfactorily.

                  (s) To remain responsible for and remedy any defects in the said reinstatement and construction works required under Clause 3(xxvi) and consequent excavation works even after the Qualified Person's certification or the return or expiry of the Deposit mentioned in Clause 3(xxvii).

                  (xxvii)  (a)      To place with ST or JTC (if directed by ST)
                                    a deposit of $15,000.00 which shall be
                                    forfeited in the event of any breach of any of the provisions in Clause 3(xxvi) herein without prejudice to the rights and remedies of ST and JTC contained in this Agreement, the Building Agreement, the Head Lease and the sub-lease.

                           (b) To immediately make good any deductions from or any forfeiture of the Deposit so that the Deposit is at all times maintained at the sum of ($15,000.00).

                           (c) If the Deposit is by way of a cash deposit then ST or JTC shall repay the same without interest to CHARTERED twelve (12) months after the Qualified Person's certification subject to appropriate deductions, forfeiture or payments to ST or JTC for damages or other sums due to a breach of any of the provisions in Clause 3(xxvi).

                           (d) If the Deposit is by way of a banker's guarantee then ST or JTC shall return the said guarantee to CHARTERED twelve (12) months after the Qualified Person's certification subject to appropriate deductions, forfeiture or payments to ST or JTC for damages or other sums due to a breach of any of the provisions in Clause 3(xxvi).

                           (e) Any forfeiture of or deductions from the Deposit shall be without prejudice to the rights and remedies of ST and JTC contained in this Agreement and the Building Agreement.

                  (xxviii) At its own cost to plant and maintain trees and
                           landscape the Property in accordance with all the requirements of the National Parks Board and other relevant governmental and statutory authorities.

                  (xxix) At its own cost to execute such work as may be necessary to divert existing utility services such as pipes, cables and the like (if any) to the requirements and satisfaction of ST, JTC and other relevant governmental and statutory authorities.

                  (xxx) If CHARTERED shall at any time be found to have encroached upon any area beyond the allocated boundaries of the Property, CHARTERED shall at its own cost and expense, but without prejudice to any other right or remedy ST or JTC may have against CHARTERED, immediately or within the time specified (if any) by ST or JTC rectify and remove the encroachment to the satisfaction of ST and JTC and pay to ST or JTC (if so directed by ST) such compensation as may be specified by ST or JTC. If, however, ST and JTC in their respective absolute discretion permit CHARTERED to regularise and retain the encroached area or any part thereof upon such terms and conditions as may be stipulated by ST and JTC and any other relevant Governmental and statutory authorities, CHARTERED shall pay licence fee on the encroached area with retrospective effect from the date specified by ST, and CHARTERED shall also pay all survey fees, amalgamation fees, legal fees (including solicitor and client costs and expense), and all other costs and charges relating thereto.

                  (xxxi) If any damage of whatsoever nature or description shall at any time occur or be caused to the Property or any building or structure or installation thereon, or any part thereof, to forthwith give to ST and JTC written notice of the damage and to remedy the damage to the satisfaction of ST and JTC within such time as ST or JTC may specify, all at the cost of CHARTERED.

                  (xxxii) Not to keep or allow to be kept any livestock or other animals at the Property or any part thereof.

                      (xxxiii) The licence fees and other taxable sums payable by CHARTERED under or in connection with the sublicence herein shall be exclusive of the goods and services tax (hereinafter called "tax") chargeable by any government, statutory or tax authority calculated by reference to the amount of the licence fees and any other taxable sums received or receivable by ST from CHARTERED and which tax is payable by CHARTERED. CHARTERED shall pay the tax and ST acting as the collecting agent for the government, statutory or tax authority shall collect the tax from CHARTERED together with the licence fees hereinbefore reserved without any deduction and in advance without demand on the first day of each of the months of January, April, July and October, and in the manner and within the period prescribed in accordance with the applicable laws and regulations.

                      (xxxiv) Without prejudice to the generality of Clauses 3(xii) and 3(xiii) hereinbefore appearing, CHARTERED shall not place, construct or erect or permit the placing, construction or erection of any building, structure or equipment whatsoever on the buffers within the boundary of the Property as shown on the plan annexed to the Building Agreement and shall comply with the requirements of the relevant governmental and statutory authorities including the Urban Redevelopment Authority and the Building Control Division of the Ministry of National Development.

                      (xxxv) Without prejudice to the generality of the rights which ST and JTC have during the licence period in respect of the Easement referred to in VML I/076384J of the sub-lease contained in the Second Schedule hereto (herein referred to as "the Easement"), to allow ST, JTC and their respective workmen, agents, contractors, sub-contractors and authorised lessees, tenants and licensees and their workmen and contractors a right to enter and work upon the Property free of charge for the purpose of connecting sewer pipelines, if required, into the boundary of the Property at any time during the period of the licence herein PROVIDED ALWAYS THAT CHARTERED shall not at any time hold ST or JTC liable for any claim, demand, action, proceeding, inconvenience, loss, damage, costs or expenses of whatsoever kind or description which CHARTERED or any other person may suffer in connection therewith including such entry, works or pipeline or in other way connected with the Easement.

                      (xxxvi) ST's or JTC's endorsement on plans shall be null and void should there be any subsequent amendment made thereon without ST or JTC's prior written consent even though Written Permission from Urban Redevelopment Authority has been obtained.

                      (xxxvii) CHARTERED shall at its own cost ensure that the building, boundary walls, landscaping works fronting the Bukit Timah Expressway are aesthetically designed to ST and JTC's satisfaction.

                      (xxxviii)  To comply with and to observe any height
                                 restriction(s) on buildings and structures at the Property as imposed by the relevant governmental authorities and to ensure that any height restriction plan(s) which may be furnished to CHARTERED shall at all times be held in strict confidence and shall not be shown, revealed or copied to or by any person, contractor, sub-contractor, watchman, employee, agent, representative or any other person except with the prior written consent of ST and JTC.

                      (xxxix)    (a)  CHARTERED shall observe and be bound by
                                      the provisions in the Building Agreement and the Head Lease and perform all the covenants and conditions on the part of the lessee contained in the Head Lease insofar as they relate to the Development and/or the Property;

                                 (b)  CHARTERED shall not do omit suffer or
                                      permit in relation to the

                                    Development and/or the Property any act or thing which would or might cause ST to be in breach of the Building Agreement and the Head Lease or which if done omitted or suffered or permitted by ST would or might constitute a breach of the covenants on the part of the lessee and the conditions contained in the Building Agreement and the Head Lease;

                           (c) CHARTERED shall keep ST indemnified against any actions, proceedings, claims, damages, costs, expenses, losses or liability incurred by ST arising from any breach, non-observance, or non-performance by CHARTERED of the aforesaid provisions, covenants and conditions in the Building Agreement and the Head Lease.

                  (xl) To pay all costs disbursements fees and charges legal or otherwise including stamp and registration fees in connection with the preparation stamping and issue of this Agreement and the sub-lease herein agreed to be granted and any prior accompanying or future documents or deeds supplementary collateral or in any way relating to this Agreement and the sub-lease.

                  (xli) To pay all costs and fees legal or otherwise, including ST's costs as between solicitor and client, in connection with the enforcement of the covenants and conditions of this Agreement and the sub-lease as well as JTC's costs if any action or omission of CHARTERED under this Agreement causes JTC to take action to enforce the covenants and conditions of the Building Agreement and the lease to be granted pursuant thereto.

4. It is hereby mutually agreed that until CHARTERED has performed all its obligations herein contained ST and JTC shall possess the rights and powers following:-

         (a) The right for ST and JTC and their respective agents with or without workmen or others at all reasonable times to enter upon the Property to view the state and progress of the said buildings and works comprised in the Development and to inspect and test the materials and workmanship in connection therewith and for any other reasonable purpose including the construction and installation of sewers drains pipes and cables on or leading from any adjoining or neighbouring land of JTC as may be required by ST or JTC.

         (b) Full right and liberty in case any part of the Development hereby agreed to be erected be not completed and fit for immediate occupation within the period hereinbefore limited (time in this respect shall be of the essence of the contract) and in accordance in every way with the stipulations hereinbefore contained or in case CHARTERED shall in any other way fail to perform and observe any of the stipulations on its part herein contained or if any charging order writ of seizure and sale or its equivalent made in respect of the Property or any structure thereon shall be enforced without the written consent of ST and JTC having first been obtained by CHARTERED or by the person in whose favour the charging order writ of seizure and sale or its equivalent shall have been made, ST shall have the right to re-enter upon and take possession of the Property and all buildings structures fixtures plant material and effects whatsoever thereon with power to hold and dispose thereof as if this Agreement had not been entered into and without making to CHARTERED any compensation or allowance for the same and this Agreement shall thereupon determine but without prejudice to any right of action or other remedy of ST for the recovery of any licence fee or monies due to it from CHARTERED or in respect of any breach of this Agreement PROVIDED ALWAYS THAT ST shall, in addition, also be entitled to claim and to recover from CHARTERED as a debt, any sum which ST or JTC may incur in connection with the demolition and removal of any building, structure, fitting, fixture or thing which ST or JTC may consider necessary to demolish and remove AND PROVIDED THAT if the Property has been assigned by way of mortgage with the consent of ST and JTC the provisions of this Clause shall not take effect until ST or JTC has served upon the mortgagee notice in writing specifying the breach and the mortgagee has failed to remedy such breach.

         (c) PROVIDED nevertheless that notwithstanding any such default as aforesaid in completing the Development ST may in its discretion give notice in writing to CHARTERED of its intention not to enforce the stipulations herein contained and may fix any extended period for the completion of the Development in substitution for the said period of three (3) years less one (1) day hereby fixed for such completion and thereupon the obligations hereunder of CHARTERED to complete the said works and to accept a sub-lease hereinafter mentioned shall be taken to refer to such substituted period.

         (d) Without prejudice to the generality of Clause 4(b) hereof full right and liberty of ST and JTC, in the event that CHARTERED has failed to either:-

                  (1) develop the Property to the gross plot ratio specified in Clause 3(viii), or

                  (2) fulfil the investment criterion as stipulated in Clause 7 hereof,

                  with full and absolute discretion to ST and JTC to either:-

                  (i) re-enter upon and take possession of the Property or any part thereof and all buildings, structures, fixtures, plant, material and effects whatsoever thereon with power to hold and dispose thereof as if this Agreement had not been entered into and without making to CHARTERED any compensation or allowance for the same and this Agreement shall thereupon determine but without prejudice to any right of action or other remedy of ST or recovery of any licence fee or monies due to ST from CHARTERED or in respect of any breach of this Agreement, or

                  (ii) reduce the term of sub-lease in respect of the Property to such a lesser term that JTC may grant to ST pursuant to the terms of the Building Agreement (less one (1) day) in which event CHARTERED shall execute such documents as ST shall deem necessary and in connection therewith, pay all costs disbursements fees and charges legal or otherwise as provided in Clause 3(xl).

5.       CHARTERED also hereby agrees as follows:

         (a) ST, JTC and CHARTERED shall accept and be bound by the results of the Environmental Baseline Study (hereinafter referred to as "the First Baseline Study") dated the 3rd Day of March 2000 and conducted by the Environmental Technology Institute to determine the presence of minerals and hydrocarbons on and beneath the Property.

         (b) In the event of re-entry by ST and/or JTC under Clause 4(b) or 4(d) or before CHARTERED delivers possession under clause 8 of this Agreement, (hereinafter referred to as "the said Event") CHARTERED shall at his own cost:

                  (i) remove all fixtures, fittings and equipment as may be required by ST and/or JTC;

                  (ii) engage a reputable independent consultant to conduct another Environmental Baseline Study (hereinafter referred to as "the Subsequent Study") to determine the level of minerals and hydrocarbons on and beneath the Property and submit a written copy of the Subsequent Study to ST and JTC;

                  (iii)    if the results of the Subsequent Study indicate that:

                           (1) the level of minerals and hydrocarbons present at the time of the Subsequent Study exceeds that of the First Baseline Study, or

                           (2) the level of minerals and hydrocarbons is equal to or exceeds the Intervention Values of the Dutch Standards then prevailing (hereinafter referred to as "the Dutch Standard")

                           whichever is less stringent (hereinafter referred to as "the contamination"), then CHARTERED shall at its own cost and within a reasonable time period (for these purposes, "reasonable time period" shall mean the length of time taken for decontamination using the then prevailing best practical technology which is commercially available) properly carry out all works necessary to decontaminate the Property to the state and condition existing at the time of the First Baseline Study or the prevailing Dutch Standard, whichever is less stringent, and to the satisfaction of ST or JTC and the relevant governmental and statutory authorities UNLESS CHARTERED proves to the reasonable satisfaction of ST and JTC that the contamination is caused solely by:

                           - natural occurrence of minerals and hydrocarbons; or
                           - third parties

                           and is not in any way caused or contributed by CHARTERED's acts or omissions or those of its agents and PROVIDED THAT CHARTERED shall at all times, whether prior to or after the said Event promptly notify ST and JTC in writing after CHARTERED has notice of contamination entering onto or beneath the Property. Further, the parties hereto may, but shall not be obliged to, remedy or cause to be remedied any contamination solely caused by third parties or by natural occurrence to the Property and neither party shall hold the other liable in any way for the same. However, the parties hereto shall at all times comply with the requirements of the prevailing environmental laws at their own costs.

                  (iv) reinstate the Property to its original state and condition, fair wear and tear excepted, to the satisfaction of ST and JTC,

                           (hereinafter referred to as "the decontamination and reinstatement works").

         (c) During and for as long as CHARTERED shall after the said Event occupy and continue to occupy the Property or any part thereof by himself or his agents, servants, contractors or subcontractors or any other permitted persons for purposes of or in connection of the decontamination and reinstatement works or any part thereof, CHARTERED shall be and shall be deemed to be the occupier of the Property and every part thereof for purposes of liabilities arising or which may arise under or by virtue of occupiers' liability and CHARTERED shall indemnify ST and JTC in relation to all such liabilities.

         (d) If CHARTERED shall for any reason fail to carry out the decontamination and reinstatement works or to observe or perform its obligations under and in accordance with this Clause 5 or any part thereof, ST and/or JTC may upon re-entry or delivery of possession as the case may be, and without prejudice to any other right or remedy ST or JTC may have in law, appoint or cause to be appointed a reputable independent consultant to carry out or cause to be carried out the decontamination and reinstatement works or such part thereof as ST and/or JTC may deem fit, and all costs and expenses incurred thereby shall be recoverable by ST and/or JTC from CHARTERED as a debt.

         (e) In addition, ST and JTC shall be entitled to further recover from CHARTERED and CHARTERED shall pay all licence fees, tax, property tax and other amounts which ST or JTC would have been entitled to receive from CHARTERED had the period within which the decontamination and reinstatement works are effected by CHARTERED or ST and/or JTC been added to the period of the licence under this Agreement.

         (f) CHARTERED shall not cause or suffer to be caused or permit entry from the Property onto or beneath any adjoining or neighbouring premises ("the Adjoining Land") any minerals or hydrocarbons to a level which is in contravention of the prevailing environmental laws, or, in the absence of such laws, the prevailing Dutch Standard. If CHARTERED fails to comply with this clause, CHARTERED shall properly carry out all works necessary to decontaminate the Adjoining Land to the state and condition in compliance with such prevailing laws or Dutch Standard PROVIDED THAT:-

                  (i) ST or JTC shall first prove the contamination of the Adjoining Land; and

                  (ii) CHARTERED shall not be liable for the contamination of the Adjoining Land if CHARTERED had not caused or contributed in any way to the same by its acts or omissions.

6. CHARTERED hereby agrees that if any failure on its part to observe or perform any of its covenants contained in this Agreement results in the failure of ST to comply with its obligations under the Building Agreement and such failure entitles JTC to re-enter upon and take possession of the Property and JTC exercises such right, then this Agreement shall forthwith terminate without ST making to CHARTERED any compensation or allowance for the same and without prejudice to any right of action or other remedy of ST for the recovery of any licence fee or monies due to it from CHARTERED or in respect of any breach of this Agreement.

7. If the Development shall have been completed to the satisfaction of ST and JTC and the relevant government building authorities (to be evidenced by their certificates in writing to that effect) within the Sub-Licence Period or of such extended period (if any) as aforesaid and if CHARTERED shall have performed and observed all the stipulations herein on its part contained other than such as may have been waived as aforesaid and if CHARTERED's minimum investment shall have been the sum of $900.00 per square metre of the gross floor area on buildings and civil works (of which at least 1% of this investment or a minimum of $75,000.00 whichever is lower, must be on landscaping with particular emphasis on the landscaping at the Property's boundaries facing Bukit Timah Expressway and Woodlands Road), and a minimum investment $800.00 per square metre of the minimum gross floor area on plant and machinery, within the Sub-Licence Period (due proof thereof to be produced by CHARTERED to the satisfaction of ST and JTC on or before 31st August 2003) and if JTC has granted to ST a lease of the Property and premises together with the Development for the term of thirty (30) years from the 1st day of March 2000 at the rent and in the form containing the reservations, exceptions covenants, conditions and provisions set forth in the First Schedule to the Building Agreement,, then ST shall grant and CHARTERED shall accept and execute a counter part of one good and sufficient sub-lease of the Property and premises to CHARTERED for the term of thirty (30) years from the 1st day of March 2000 less one (1) day at the rent and in the form containing the reservation exceptions covenants conditions and provisions set forth in the Second Schedule hereto with such modifications as circumstances may render necessary and such other covenants conditions or stipulations to be performed by CHARTERED governing or regulating the use of the Property as ST and JTC thinks fit with a view to preserving, the value thereof or protecting the interests of the licensees or occupiers of land or premises adjacent to the Property from any dangerous or obnoxious or otherwise harmful activities which may be carried out by CHARTERED whether or not such activities are incidental to CHARTERED's trade PROVIDED THAT until such sub-lease is executed CHARTERED shall be deemed to be the sub-lessee of the Property as though a sub-lease has been executed at the same rent and subject to the covenants and conditions contained in the Second Schedule hereto so far as the same are applicable.

8. CHARTERED may, at any time during the Sub-Licence Period and any extensions thereof granted under Clause 4(c) and subject to the prior written consent and conditions of ST and JTC, terminate this Agreement or surrender part of the Property by giving to ST three (3) months' and one (1) day's prior notice in writing, PROVIDED ALWAYS THAT such termination or surrender shall be without prejudice to any right or remedy which may have or will accrue to ST prior to the expiry of the three (3) months' and one (1) day's notice AND PROVIDED FURTHER THAT CHARTERED shall in addition to the licence fee (which at the discretion of ST may be apportioned for the period commencing from the Commencement Date up to the date of delivery of vacant possession of the Property or part thereof to ST) survey fees, property tax and other charges specified herein forthwith pay to ST as liquidated damages a sum made up of firstly an amount equivalent to three (3) months' licence fee, secondly an amount equivalent to one (1) additional year's property tax and thirdly an amount of $500.00 being administrative costs or such other sum as may be determined from time to time by ST and JTC, AND PROVIDED FURTHER THAT before the delivery of vacant possession as aforesaid if ST and/or JTC shall so desire CHARTERED shall at the cost and expense of CHARTERED properly demolish and remove such building, structure, fixture, fitting or thing as may be stipulated in writing by ST and/or JTC as well as properly render the Property or part thereof as the case may be to its original state and condition and licence fee and property tax shall continue to be payable until the same has been completed to the satisfaction of JTC and ST PROVIDED ALSO THAT CHARTERED shall, without prejudice to Clause 3(viii) and 3(xxxiv), ensure that the Property and any other remaining land occupied by CHARTERED within Woodlands Industrial Park D comply with the setback requirements and other planning requirements and do not exceed the average maximum gross plot ratio of 1.4 after the termination or surrender.

9.       ST hereby covenants that:-

         (i) it has obtained the written consent of JTC to the sub-licence and sub-lease herein;

         (ii) ST shall pay the rent and all other monies and shall perform the lessee's covenants and conditions contained in the Head Lease (save for such covenants as shall be performed by CHARTERED pursuant to the provisions of Clause 3(xxxix) hereof);

         (iii) ST shall take all reasonable steps to obtain the consent of JTC whenever CHARTERED makes any request in connection with the Property that requires the approval of JTC under this Agreement or the Building Agreement;

         (iv) Upon notice from CHARTERED, ST will take all reasonable steps to enforce promptly the obligations undertaken by JTC in the Head Lease.

10. All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid post with recorded delivery or facsimile addressed to the intended recipient thereof at its address set out below or at its last known address or at its facsimile number set out below (or to such other address or facsimile number as any party may from time to time duly notify in writing to the other) and marked to the attention of the person named below in respect of the intended recipient. Any such notice, demand or communication shall be deemed to have been duly served (if given or made by facsimile) immediately or (if given or made by letter) 24 hours after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The initial addresses and facsimile numbers of the parties for the purposes of this Agreement are:-

         ST          :     SINGAPORE TECHNOLOGIES PTE LTD
                           51 Cuppage Road #09-01
                           Singapore 229469

                           Attention:    Director,
                                         Corporate Services
                           Facsimile No: 836-1198

         CHARTERED   :     CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                           60 Woodlands Industrial Park D Street 2
                           Singapore 738406

                           Attention:    Vice President,
                                         Facilities
                           Facsimile No: 360-3812

10. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

11.      (a)      This Agreement shall be construed and governed by the laws of
                  Singapore.

         (b) Nothing shall affect the right to serve process in any manner permitted by law.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

         All that piece of land known as Private Lot A12787(e) forming part of the Government Survey Lot 3696K, Mukim No. 13, Sembawang and situated in the Republic of Singapore as shown on the plan annexed to the Building Agreement and estimated to contain an area of 42,165 square metres more or less subject to survey.

                      THE SECOND SCHEDULE ABOVE REFERRED TO

                                             ---------------------------------
                                                 L         1          Ver 1
                                             ---------------------------------

                               THE LAND TITLES ACT

                                             ---------------------------------


                                             ---------------------------------
                                             (For Official use only)

                                    SUB-LEASE

(A)      DESCRIPTION OF LAND

         -------------------------------------------------------------------------------------------------------------------
              CT/SSCT/SCT              Mukim            Town           Lot No.                Property Address
                                                    Subdivision                      Whole or part (if part lot, to state
                                                                                     appd new lot/strata lot)
         ----------------------------
         Volume      Folio
         -------------------------------------------------------------------------------------------------------------------
                                        13                                           Whole
                                                                                     (Private Lot A12787(e))

                                                                                     (the "demised premises")

         -------------------------------------------------------------------------------------------------------------------

(B)      LESSOR:

         -------------------------------------------------------------------------------------------------------------------
         ID/CO REGISTRATION NO.                     199004768N
         -------------------------------------------------------------------------------------------------------------------
         NAME:                                      SINGAPORE TECHNOLOGIES PTE LTD (the "Lessor")
         -------------------------------------------------------------------------------------------------------------------
         ADDRESS:                                   51 Cuppage Road #09-01
         (within Singapore for
         service of Notice)                         Singapore 229469
         -------------------------------------------------------------------------------------------------------------------

         (the registered proprietor of a leasehold estate for the term of thirty
         (30) years commencing from the 1st day of March 2000) HEREBY LEASES the registered estate or interest of the Lessor in the land above described to:-

(C)      LESSEE:

         -------------------------------------------------------------------------------------------------------------------
         ID/CO REGISTRATION NO.                     198703584K
         -------------------------------------------------------------------------------------------------------------------
         NAME:                                      CHARTERED SEMICONDUCTOR MANUFACTURING LTD (the "Lessee")
         -------------------------------------------------------------------------------------------------------------------
         PLACE OF INCORPORATION                     Singapore
         -------------------------------------------------------------------------------------------------------------------
         ADDRESS:                                   60 Woodlands Industrial Park D Street 2
         (within Singapore for
         service of Notice)                         Singapore 738406
         -------------------------------------------------------------------------------------------------------------------

FOR TERM OF LEASE

Term of Lease:             Thirty (30) years less one (1) day

Commencement Date:         1st day of March 2000 (hereinafter referred to as
                           "the Commencement Date")

Consideration:             The average fixed investment by the Lessee on
                           building and civil works exceeding $900/- per square metre of the actual gross floor area and on plant and machinery exceeding $800/- per square metre of the minimum gross floor area (hereinafter referred to as "the fixed investment criteria") and the average gross plot ratio of not less than 0.6 and not more than 1.4 for Private Lots A12787, A12787(a),
                           A12787(b), A12787(d), A12787(e) and any other land
                           that may be occupied by the Lessee within Woodlands
                           Industrial Park D taken together.

Annual Rent:               As stipulated in Clause 1(a) of the Special Covenants
                           and Conditions hereinafter appearing.

Easement & Reservation:    TOGETHER WITH the benefit of the rights granted to
                           the Lessor and SUBJECT TO the rights reserved to Jurong Town Corporation ("JTC") mentioned in the
                           Lease dated the [ ] day of [ ] made between JTC and the Lessor (the "Head Lease" which expression shall include the provisions of the Memorandum of Lease filed in the Registry of Titles and registered as No.
                           ML I/30809F and the First Variation of Memorandum of
                           Lease VML I/076384J as well as all variations thereof and supplementals thereto).

SUBJECT TO:-

(D)      PRIOR ENCUMBRANCES (TO STATE 'NIL' IF THERE ARE NONE):

         ----------------------------------------------------------------------
         Nil
         ----------------------------------------------------------------------

         AND the following:-

(E)      COVENANTS AND CONDITIONS

         The Lessee hereby covenants to perform and observe the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not hereinafter expressly negative or modified);

(F)      SPECIAL COVENANTS AND CONDITIONS

         1.       The Lessee hereby covenants as follows:-

                  (a) To pay from the 1st day of March 2001 the yearly rent of Dollars One Million Three Hundred and Eighty-three Thousand and Twelve only ($1,383,012/-) by equal quarterly instalments on the 1st day of each of the months of January, April, July and October in every year of the said term without any deduction and in advance without demand at the office of the Lessor or at such other office as the Lessor may designate calculated at the rate of $32.80 per square metre per annum (hereinafter referred to as "the Initial Rent") of the demised premises having an area of 42,165 square metres (hereinafter referred to as "the preliminary survey area", which may at any time be adjusted on completion of final survey if any, and in which event if the area adjusted exceeds five square metres more, or less, than the preliminary survey area the rental paid or payable by the Lessee shall accordingly also be adjusted and be paid and payable or refunded as the case may be in respect of the full difference between the preliminary survey area and the final survey area, with retrospective effect from the commencement of the said term of the sub-lease herein), which the rate shall be subject to revision on the 1st day of March 2001 at the rate based on the market rent on the date of such revision determined in the manner following but so that the increase shall not exceed 4.0% of the Initial Rent. The yearly rent so revised on the 1st day of March 2001 shall be subject to revision on the 1st day of March of every year thereafter at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 4.0% of the annual rent for each immediately preceding year. The market rent in this context shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor and JTC on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor and JTC shall be final.

         (b)     (i)       To observe and be bound by the provisions in the Head
                           Lease and perform all the covenants and conditions on the part of the tenant contained in the Head Lease insofar as they relate to the Property;

                 (ii) Not to do omit suffer or permit in relation to the Property any act or thing which would or might cause the Lessor to be in breach of the Head Lease or which if done omitted or suffered or permitted by the Lessor would or might constitute a breach of the covenants on the part of the tenant and the conditions contained in the Head Lease; and

                 (iii) To keep the Lessor indemnified against any actions, proceedings, claims, damages, costs, expenses, losses or liability incurred by the Lessor arising from any breach, non-observance, or non-performance by the Lessee of the aforesaid covenants and conditions in the Head Lease.

         (c) To pay the rents hereinbefore reserved on the days and in the manner set out above, without any deductions, set-off or counterclaim.

         (d) As often as any building or structure on the demised premises or any part thereof shall be destroyed or damaged as aforesaid forthwith to give to the Lessor written notice of such destruction or damage and forthwith to cause all monies received by virtue of such insurance to be laid out in rebuilding and reinstating the same to the satisfaction of the Lessor and JTC and in accordance with the plans and specifications approved by the Lessor and JTC and in accordance with the laws, bye-laws regulations and planning schemes of every relevant governmental and statutory authority prevailing at the time, and in case the monies so received shall be insufficient for that purpose then to make up the deficiency out of its own monies PROVIDED THAT the rebuilding and reinstatement shall in any event commence and be completed within the period specified by the Lessor and JTC PROVIDED FURTHER THAT notwithstanding the covenant contained in this Clause, the Lessee may exercise the option not to rebuild or reinstate the buildings subject to the following conditions:

                  (i) the Lessee shall give to the Lessor three (3) months' and one (1) day's notice in writing to prematurely terminate the term of the sub-lease herein created but without prejudice to and any right or remedy which may have or will accrue to the Lessor prior to the expiry of the three (3) months' and one (1) day's notice under the terms and conditions of the sub-lease herein; and

                  (ii) the Lessee shall forthwith pay or cause to be paid to the Lessor or to JTC if so directed by the Lessor, all monies received by virtue of such insurance.

         (e) The rent and other taxable sums payable by the Lessee under or in connection with the lease herein shall be exclusive of the goods and services tax (hereinafter called "tax") chargeable by any government, statutory or tax authority calculated by reference to the amount of the rent and any other taxable sums received or receivable by the Lessor from the Lessee and which tax is payable by the Lessee. The Lessee shall pay the tax and the Lessor acting as the collecting agent for the government, statutory or tax authority shall collect the tax from the Lessee together with the rent hereinbefore reserved without any deduction and in advance without demand on the first day of each of the months of January, April, July and October, and in the manner and within the period prescribed in accordance with the applicable laws and regulations.

         (f)      (i)      Not to demise, assign, charge, create a trust or
                           agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the demised premises in the whole or in part
                           (hereinafter referred to as "the Prohibition") within five years of obtaining all the necessary Temporary
                           Occupation Permits issued by the relevant governmental and statutory authorities for the buildings and structures at the demised premises
                           (hereinafter referred to as "the Prohibition Period")
                           EXCEPT THAT the Lessee may mortgage or sublet the demised premises with the Lessor's and JTC's prior written consent.

                  (ii) After the Prohibition Period, not to demise, assign, charge, create a trust or agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the demised premises in whole or in part without the Lessor's and JTC's prior written consent (hereinafter referred to as "the Restriction").

                  (iii) Notwithstanding Clauses 1(f)(i) and 1(f)(ii), the Lessor and JTC in granting any consent relating to the Prohibition, the Restriction or otherwise, may in its absolute discretion, impose terms and conditions including but not limited to requiring:-

                           (iii.1) the Lessee to take all necessary steps to ensure that all the land the Lessee retains taken together comply with all setback and planning requirements and maintain a gross plot ratio of not less 0.6 but not more than 1.4;

                           (iii.2) the assignee to take all necessary steps to ensure that the demised premises comply with all setback and planning requirements and maintain a gross plot ratio of not less than
                                    0.6 but not more than 1.4;

                           (iii.3) the fixed investment criteria to be met and due proof thereof be shown within such period of time as the Lessor and/or JTC may stipulate;

                           (iii.4) an assignee to be subject to the Prohibition for a period of three (3) years from the date of the assignment EXCEPT THAT the assignee may mortgage or sublet the demised premises with the Lessor's and JTC's prior written consent; and

                           (iii.5)  the payment of monies, fee or deposit.

                           The restrictions in section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply.

                  (iv) In the event of non-observance of the terms and conditions imposed in accordance with Clause 1(f)(iii), the Lessor shall, without prejudice to any other right or remedy the Lessor may have, be entitled to exercise its rights under Clause 3(c).

         (g) Without prejudice to the provisions in Clause 1(vii) of ML I/30809F, at the termination of the term hereby created, by expiry or otherwise, (herein referred to as "the said Event") at the Lessee's own cost:

                  (i) to remove all fixtures and fittings, or any part thereof as may be required by the Lessor;

                  (ii) to engage a reputable independent consultant to conduct another Environmental Baseline Study (hereinafter referred to as "the Subsequent Study") to determine the level of minerals and hydrocarbons on and beneath the demised premises and submit a written copy of the Subsequent Study to the Lessor;

                  (iii)    If the results of the Subsequent Study indicate that:

                           (iii.1) the level of minerals and hydrocarbons present at the time of the Subsequent Study exceeds that of the First Baseline Study, or

                           (iii.2) the level of minerals and hydrocarbons is equal to or exceeds the Intervention Values of the Dutch Standards then prevailing (hereinafter referred to as "the Dutch Standard");

                           whichever is less stringent (hereinafter referred to as "the contamination") then the Lessee shall at its own cost and within a reasonable time period (for these purposes, "reasonable time period" shall mean the length of time taken for decontamination using the then prevailing best practical technology which is commercially available) properly carry out all works necessary to decontaminate the demised premises to the state and condition existing at the time of the First Baseline Study or to the prevailing Dutch Standard, whichever is less stringent, and to the satisfaction of the Lessor, JTC and the relevant governmental and statutory authorities UNLESS the Lessee proves to the reasonable satisfaction of the Lessor and JTC that the contamination is caused solely by:

                           - natural occurrence of minerals and hydrocarbons; or

                           - third parties

                           and is not in any way caused or contributed by the Lessee's acts or omissions or those of its agents and PROVIDED THAT the Lessee shall at all times, whether prior to or after the said Event promptly notify the Lessor and JTC in writing after the Lessee has notice of contamination entering onto or beneath the demised premises. Further, the parties hereto may, but shall not be obliged to, remedy or cause to be remedied any contamination solely caused by third parties or by natural occurrence to the demised premises and neither party shall hold the other liable in any way for the same. However, the parties hereto shall at all times comply with the requirements of the prevailing environmental laws at their own costs;

                  (iv) to reinstate any damage to and yield up the demised premises in tenantable repair (fair wear and tear excepted) in accordance with the Lessee's covenants herein,

                  (hereinafter referred to as "the decontamination and reinstatement works") and in any event the Lessee agrees as follows:

                  (v) during and for as long as the Lessee shall after the said Event occupy and continue to occupy the demised premises or any part thereof by itself or its agents, servants, contractors or subcontractors or any other permitted persons for purposes of or in connection with any of the decontamination and reinstatement works, the Lessee shall be and shall be deemed to be the occupier of the demised premises and every part thereof for purposes of liabilities arising or which may arise under or by virtue of occupiers' liability and the Lessee shall indemnify the Lessor in relation to all such liabilities;

                  (vi) if the Lessee shall for any reason fail to carry out the decontamination and reinstatement works or to observe or perform his obligations under and in accordance with this Clause 1(g) or any part thereof the Lessor may, without prejudice to any other right or remedy the Lessor may have, appoint or cause to be appointed a reputable independent consultant to carry out the Subsequent Study and/or carry out or cause to be carried out the decontamination and reinstatement works or such part thereof as the Lessor and JTC may deem fit, and all costs and expenses incurred thereby shall be recoverable by the Lessor and JTC from the Lessee as a debt;

                  (vii) the Lessor shall also be entitled to recover from the Lessee and the Lessee shall pay all rents, tax, property tax and other amounts which the Lessor would have been entitled to receive from the Lessee had the period within which the decontamination and reinstatement works are effected by the Lessee, JTC or the Lessor been added to the term of lease hereby created.

                  (viii) the Lessee shall not cause or suffer to be caused or permit entry from the demised premises onto or beneath any adjoining or neighbouring premises ("the Adjoining Land") any minerals or hydrocarbons to a level which is in contravention of the prevailing environmental laws, or, in the absence of such laws, the prevailing Dutch Standard. If the Lessee fails to comply with this clause, the Lessee shall properly carry out all works necessary to decontaminate the Adjoining Land to the state and condition in compliance with such prevailing laws or Dutch Standard PROVIDED THAT:-

                           (viii.1) the Lessor shall first prove the
                                    contamination of the Adjoining Land; and

                           (viii.2) the Lessee shall not be liable for the
                                    contamination of the Adjoining Land if the Lessee had not caused or contributed in any way to the same by its acts or omission.

         (h)      (i)      To commence full operations within six (6) months of
                           obtaining all the necessary Temporary Occupation
                           Permits for the buildings and structures at the demised premises for the purpose of WAFER FABRICATION
                           AND ITS ANCILLARY ACTIVITIES ONLY (hereinafter referred to as "the Authorised Use") and for no other purpose whatsoever.

                  (ii) Thereafter, to maintain full and continuous operations and use and occupy the whole of the demised premises for the Authorised Use only and for no other purpose whatsoever except with the prior written consent of the Lessor and JTC. In giving its consent, the Lessor and JTC may in their respective absolute discretion require, inter alia, the Lessee to meet the fixed investment criteria and to show due proof thereof within such period of time as the Lessor and/or JTC may stipulate, and in the event of the non-observance thereof, the Lessor shall be entitled to exercise its rights under Clause 3(c) of VML I/076384J. For the avoidance of any doubt, the words "meet" in this clause and "met" in Clause 1(f) herein shall include the maintenance of the fixed investment criteria and if it has not been maintained, then that it be met.

         (i) Without prejudice to Clause 1(viii) of ML I/30809F, to ensure that the gross plot ratio shall not be less than 0.6 but not exceeding the existing maximum gross plot ration of 1.4 permitted for the demised premises except with the prior written approval of the Lessor, JTC and the relevant governmental and statutory authorities PROVIDED ALWAYS THAT and without prejudice to Clause 1(viii) of ML I/30809F, the Lessee shall bear such proportion (as may be mutually agreed upon between the Lessor and the Lessee) of the development charges/differential premium which may be imposed on or charged to the Lessor and/or JTC by the relevant governmental and statutory authorities, and any other charges which may be imposed in connection with any increase in the said average gross plot ratio beyond 1.4

         (j) The Lessee accepts the demised premises in its existing state and condition and further accepts and confirms that neither JTC nor the Lessor has made representation or given any assurance as to the present or future suitability of the demised premises or its surrounding or adjacent lands in relation to the Lessee's use, operations or occupation at the demised premises.

         (k) Without prejudice to the generality of Clause 1(vii) of ML I/30809F, the Lessee shall not place, construct or erect or permit the placing, construction or erection of any building, structure or equipment whatsoever on any buffers, sewer easements or other underground services (if any) within the boundary of the demised premises and shall comply with the requirements of the relevant governmental and statutory authorities including the Urban Redevelopment Authority and the Building Control Division of the Ministry of National Development.

         (l) The Lessee shall not at any time hold the Lessor and/or JTC liable for any claim, demand, action, proceeding, inconvenience, loss, damages, costs or expenses of whatsoever kind or description which the Lessee or any other person may suffer in connection with or arising from the Easement referred to in VML I/076384J or any works carried out in relation thereto.

         (m) If the Registrar of Titles issues in favour of the Lessee a Certificate of Title for the leasehold estate comprised in the sub-lease hereby created, the Lessee must, within 2 weeks of receipt of the said Certificate of Title submit a copy of it to the Lessor.

         (n) If the term of sub-lease hereby created shall at any time be determined by expiry or otherwise, the Lessee must at his own cost and expense immediately surrender or cause to be surrendered the said Certificate of Title for the leasehold estate (and any duplicate instrument) to the Registrar of Titles for custody and cancellation by the Registrar and the Lessee shall simultaneously give to the Lessor written notice of such surrender.

         (o) To plant and maintain trees and landscape the demised premises in accordance with all the requirements of the National Parks Board and any other relevant governmental and statutory authority.

         (p) To pay all legal fees (including the Lessor's solicitors' charges on a solicitor and client basis) stamp duty and all other disbursements and out of pocket expenses incurred in the preparation and completion of this sub-lease and in connection with any assignment sub-letting surrender or other termination thereof otherwise than by effluxion of time or with any claim or legal proceedings which may be brought by the Lessor against the Lessee in the event of a breach by the Lessee in connection with this sub-lease.

         (q) At the Lessee's own cost, at all times to comply with and observe any height restriction(s) on buildings and structures at the demised premises as imposed by any governmental or statutory authority and to ensure that any height restriction plan(s) which may be furnished to the Lessee shall at all times be held in strict confidence and shall not be shown, revealed or copied to or by any person, contractor, sub-contractor, watchman, employee, agent, representative or any other person except with the prior written consent of the Lessor.

         (r) To ensure that the building, boundary walls, landscaping works fronting the Bukit Timah Expressway are aesthetically designed to the Lessor's and JTC's satisfaction.

         (s) Without prejudice to the generality of clause 1(xxvii) in ML I/30809F the Lessee shall not at any time use the car park in front of the demised premises for storing or stacking of any goods materials, equipment or container.

         (t) To allow the Lessor, JTC and their respective workmen, agents, contractors, sub-contractors and authorised lessees, tenants and licensees and their workmen and contractors a right to enter and work upon the demised premises free of charge for the purpose of connecting sewer pipelines, if required, within the boundary of the demised premises at any time during the term of the sub-lease herein PROVIDED ALWAYS THAT the Lessee shall not at any time hold the Lessor liable for any claim, demand, action, proceeding, inconvenience, loss, damage, costs or expenses of whatsoever kind or description which the Lessee or any other person may suffer in connection therewith including such entry, works or pipeline or in other way connected with the easement referred to above.

         (u) Without prejudice to clause 1(h) above and clause 1(xix) of ML I/30809F:

                  (a) to ensure that the use of the demised premises complies with the Master Plan zoning; and

                  (b) if the Lessee requires a change in the Master plan zoning:

                           (b.1) to obtain the prior written approval of the Lessor, JTC and the relevant governmental and statutory authorities; and

                           (b.2) if such approval is obtained, to bear all charges which may be imposed on or charged to the Lessor and JTC by the relevant governmental and statutory authorities, and any other costs that arise in connection with the change in the Master Plan zoning.

         (v) The Lessor's and JTC's endorsement on plans shall be null and void should there be any subsequent amendment thereon without the Lessor's and JTC's prior written consent respectively even though written permission from Urban Redevelopment Authority has been obtained.

2.      The Lessor hereby covenants as follows:-

         (a) That the Lessee paying the rents hereby reserved and performing and observing the several covenants herein contained and on the Lessee's part to be performed and observed shall peaceably hold and enjoy the demised premises without any interruption from the Lessor or any person rightfully claiming under or in trust for it;

         (b) The Lessor shall pay the rent and all other monies and shall perform the lessee's covenants and conditions contained in the Head Lease (save for such covenants as shall be performed by the Lessee pursuant to the provisions of Clause 1(b) hereof);

         (c) The Lessor shall take all reasonable steps to obtain the consent of JTC whenever the Lessee makes any request in connection with the demised premises that requires the approval of JTC under this Sub-Lease or the Head Lease;

         (d) Upon notice from the Lessee, the Lessor will take all reasonable steps to enforce promptly the obligations undertaken by JTC in the Head Lease.

3(1). The Lessor hereby further covenants with the Lessee that the Lessor shall grant to the Lessee a lease of the demised premises for a further term of thirty (30) years less one (1) day (hereinafter referred to as "the further term") commencing from the second day following the date of expiry of the term hereby created PROVIDED THAT:-

         (i) at the time due proof of the fixed investment criteria is produced and at the expiry of the term hereby created, there by no existing breach or non-observance of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;

         (ii)     if required by the Lessor and/or, the Lessee shall within four
                  (4) months from the
                  commencement of the further term and at its own cost and expense, carry out and complete such improvements to the landscaping at the demised premises as may be stipulated in writing by the Lessor and/or JTC;

         (iii) the Lessee shall six (6) months before the expiry of the said term submit, for the approval of the Lessor, JTC and the relevant governmental and statutory authorities, plans for the upgrading of the exterior of buildings on the demised premises to the same highest quality of new buildings which JTC will be building at that time, and the Lessee shall expeditiously do all acts and things necessary to obtain the approval, all at the cost and expense of the Lessee;

         (iv) the Lessee shall at its own cost and expense complete, within eighteen (18) months from the commencement of the further term, the upgrading of the buildings in accordance with the plans approved by the Lessor and JTC and the relevant governmental and statutory authorities and to the satisfaction of the Lessor and JTC;

         (v) the Head Lease shall have been renewed by JTC in accordance with the terms and conditions contained therein;

         (vi) the other terms and conditions that shall apply to the renewed sub-lease shall be substantially similar to the terms and conditions that shall apply to the renewed Head Lease save that the present covenant for renewal shall not apply;

         (v) there shall be a minimum investment by the Lessee of $900.00 per square metre of the gross building floor area on buildings and civil works (of which at least 1% of a minimum or $75,000.00 whichever is lower must be on landscaping) and $800.00 per square metre of the minimum gross floor area of the demised premises on plant and machinery, (in this sub-lease also referred to as the "fixed investment criteria") within three (3) years from the 1st day of March 2000 and due proof of such investment is produced to the satisfaction of the Lessor and JTC on or before the 31st day of December 2000; and

         (vi) the rental payable for the further term shall be as set out hereunder:

                  (a) the yearly rent for the further term shall be at the rate based on the market rent at the commencement of the further term (hereinafter referred to as "the Second Initial Rent");

                  (b) the Second Initial Rent shall be revised on the 1st day of March 2031 and on the 1st day of March of every year thereafter at the rate based on the market rent on the respective dates determined in the manner following but so that the increase shall not exceed 4.0% of the annual rent for each immediately preceding year;

                  (c) the yearly rent for the further term shall be payable by equal quarterly instalments without any deductions and in advance without demand on the 1st day of each of the months of January, April, July and October in every year of the further term at the office of the Lessor or at such other office as the Lessor may designate the 1st of such payments to be made on or before the commencement of the further term; and

                  (d) for the purposes of (a) and (b) above, the market rent shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor and JTC on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor and JTC shall be final.

(2) If the further term is granted in accordance with Clause 3(1) above, the Lessee shall be permitted to remain on the premises on the day following the expiry of the term created by this sub-lease as a licensee, free of payment.

4. PROVIDED ALWAYS and it is hereby agreed between the parties as follows:-

         (a) No estate or interest in the soil of the road and footpath adjacent to the demised premises is or shall be deemed to be included in the demise hereinbefore contained.

         (b) The Lessee shall not be entitled to any right of access of light or air to the demised premises or any part thereof, which would restrict or interfere with the user of any adjoining or neighbouring land for building or any other purpose.

         (c) If the said rent hereby reserved or any other sums due under this sub-lease or any part thereof shall be unpaid for fourteen days after becoming payable (whether the same shall have been formally demanded or not) or if any of the covenants or obligations on the part of the Lessee herein contained shall not be performed or observed or if any charging order writ of seizure and sale or its equivalent made in respect of the demised premises shall be enforced by sale or by entry into possession without the written consent of the Lessor and JTC having first been obtained (Section 17 of the Conveyancing and Law of Property Act shall also not apply in such event) by the Lessee or by the person in whose favour the charging order writ of seizure and sale or its equivalent shall have been made, then and in any such case it shall be lawful for the Lessor or any person or persons authorised by it in that behalf at any part thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Lessor in respect of any breach of any of the covenants or conditions by the Lessee herein contained PROVIDED THAT if the demised premises have been assigned by way of mortgage the provisions of this Clause shall not take effect until the Lessor has served upon the mortgagee a notice in writing that such breach has occurred and the mortgagee has failed to remedy such breach.

         (d) If any failure on the Lessee's part to observe or perform any of its covenants contained in this sub-lease results in the Lessor failing to comply with its obligations under the Head Lease and such failure entitles JTC to re-enter upon and take possession of the demised premises and JTC exercises such right, then this sub-lease shall forthwith terminate without the Lessor making to the Lessee any compensation or allowance for the same and without prejudice to any right of action or other remedy of the Lessor for the recovery of any rents or other monies due to it from the Lessee or in respect of any breach of this sub-lease.

         (e) The Lessee may at any time prematurely terminate the term of lease herein created by giving to the Lessor three (3) months' and one (1) day's prior notice in writing, but without prejudice to any right or remedy which may have or will accrue to the Lessor prior to the expiry of the three (1) months' and one (1) day's notice under the terms and conditions of the sub-lease herein created or in respect of the termination.

5.       (a)      All notices, demands or other communications required or
                  permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid post with recorded delivery or facsimile addressed to the intended recipient thereof at its address set out below or at its last known address or at its facsimile number set out below (or to such other address or facsimile number as any party may from time to time duly notify in writing to the other) and marked to the attention of the person named below in respect of the intended recipient. Any such notice, demand or communication shall be deemed to have been duly served (if given or made by facsimile) immediately or (if given or made by letter) 24 hours after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The initial addresses and facsimile numbers of the parties for the purposes of this sub-lease are:-

                Lessor:       SINGAPORE TECHNOLOGIES PTE LTD
                                        51 Cuppage Road #09-01
                                        Singapore 229 469

                                        Attention:           Director,
                                                             Corporate Services
                                        Facsimile No:        836 1198

                Lessee:       CHARTERED SEMICONDUCTOR MANUFACTURING LTD
                                        60 Woodlands Industrial Park D Street 2
                                        Singapore 738406
                                        Attention:           Vice President,
                                                             Facilities
                                        Facsimile No:        360 3812

6. The illegality, invalidity or unenforceability of any provision of this sub-lease under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

7.       (a)      This sub-lease shall be construed and governed by the laws of
                  Singapore.

         (c) Nothing shall affect the right to serve process in any manner permitted by law.

8. In this sub-lease where the context so requires or permits, words importing the singular number or the masculine gender include the plural number or the feminine gender and words importing persons include corporation and vice versa, the expression "the Lessor" shall include its successors-in-title and permitted assigns (if any), where there are two or more persons included in the expression "the Lessee" covenants expressed to be made by "the Lessee" shall be deemed to be made by such persons jointly and severally, and except where otherwise provided the expression "the demised premises" shall mean the land hereby demised and all buildings, structures, fixtures and fittings therein.


(G)      DATE OF LEASE:
                            ---------------------------

(H)      EXECUTION BY LESSOR


         The Common Seal of SINGAPORE                 )
         TECHNOLOGIES PTE LTD was hereunto            )
         affixed in the presence of:-                 )



                                                      Director



                                                      Director/Secretary


(I)      EXECUTION BY LESSEE


         The Common Seal of                           )
         CHARTERED SEMICONDUCTOR                      )
         MANUFACTURING LTD was hereunto               )
         affixed in the presence of:-                 )



                                                      Director



                                                      Director/Secretary

(J) CERTIFICATE PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES RULES AND PRACTICE CIRCULARS:

         I, the solicitor for the Lessee hereby certify that the place of Incorporation and registration number allocated by the Registry of Companies to the Lessee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me, and are found to be correct.

                Dated this              day of                  200



                           --------------------------------------------
                           NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE


         I, the Solicitor for the Lessee hereby certify that the within land is a non-residential Property as declared in the Residential Property
         Notification 1988. The land is zoned as                            and
         the approved specific use of the Property is for                  use.

         Dated this              day of                  200



                           --------------------------------------------
                           NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE
                                         FOR THE LESSEE


(K)      SIMILAR INTEREST CONFIRMATION (IF ANY)

         I,                                 the solicitor for the Lessee hereby
         confirms that the interest of the Lessee is similar to that in Caveat
         CV/



                           --------------------------------------------
                           NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE


(L)      CERTIFICATE OF CORRECTNESS:

         I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.



                           --------------------------------------------
                           NAME & SIGNATURE OF SOLICITOR FOR THE LESSOR



         I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act.



                           --------------------------------------------
                           NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

We, JURONG TOWN CORPORATION, hereby consent to the within sub-lease.



The Common Seal of JURONG TOWN            )
CORPORATION was hereunto affixed          )
in the presence of:-                      )





                                          -----------------------------
                                          General Manager





                                          -----------------------------
                                          Secretary

FOR OFFICE USE ONLY

-------------------------------------------------------------------------------
EXAMINED    REGISTERED ON



            Initials of
Date        Signing Officer:                        Registrar of Titles
-------------------------------------------------------------------------------

         IN WITNESS WHEREOF the parties hereto have hereunto SET their respective hands or seals the day and year first above written.




SIGNED on behalf of SINGAPORE                )
TECHNOLOGIES PTE LTD                         )
by                                           )       /s/ Ho Ching
in the presence of:-                         )       /s/ Chua Su Li (Mrs)




SIGNED on behalf of CHARTERED                )
SEMICONDUCTOR MANUFACTURING LTD              )
by                                           )       /s/ Lim Ming Seong
in the presence of:-                         )       /s/ Nancy Tan